UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2012

AGENUS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   781-674-4400

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2012, Shalini Sharp, Vice-President and Chief Financial Officer and principal financial officer of the Company, announced that she will resign effective May 11, 2012. Effective upon her resignation, Christine M. Klaskin, currently Vice-President, Finance, will become principal financial officer in addition to her current role as principal accounting officer. Ms. Klaskin's biographical information is included in our Annual Report on Form 10-K as filed on March 6, 2012.

On March 19, 2012 the Board of Directors of the Company appointed Shalini Sharp to serve as a new member of the Board of Directors, effective May 11, 2012. She will serve as a Class III Director, subject to her earlier resignation or removal, for a term expiring at the 2012 annual meeting of the Company's stockholders and until the election and qualification of her successor. Ms. Sharp is not being appointed to any committees of the Board of Directors at this time.

Ms Sharp's compensation for serving as a member of the Board of Directors will be in accordance with the Company's Director Compensation Policy as presented in our Definitive Proxy Statement on Schedule 14A filed on May 3, 2011.

The Company's press release announcing the appointment of Ms. Sharp and providing biographical information is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

99.1 Press Release dated March 20, 2012

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC. (Registrant)
March 20, 2012 (Date)	/s/ GARO H. ARMEN Garo H. Armen Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 20, 2012